SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2006

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 8.01	Other Events

Change of Date of Fonix Annual Shareholders Meeting

On May 9, 2006, Fonix Corporation (the “Company”) announced that it had changed the date of its Annual Meeting of Shareholders (the “Annual Meeting”) from Monday, May 15, 2006, to Friday, June 23, 2006. The Meeting will be held at the Company’s Headquarters, located at 9350 South 150 East, Suite 700, Sandy, Utah, and will begin at 10:00 a.m. M.D.T.

The Company’s proxy statement and a copy of the 2005 Annual Report will be mailed to shareholders of record as of May 5, 2006.

A copy of the press release issued by the Company is attached as an exhibit to this Current Report.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

99.1	Press Release dated May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: May 9, 2006

	By:	/s/ ROGER D. DUDLEY
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)